EXHIBIT 99.1

FOR IMMEDIATE RELEASE

BROCADE CONTACTS
Investor Relations	Media Relations
Shirley Stacy	Leslie Davis
Tel: 408.333.5752	Tel: 408-333-5260
sstacy@brocade.com	lmdavis@brocade.com

BROCADE REPORTS FOURTH QUARTER AND FISCAL YEAR 2003 RESULTS

Storage Networking Leader Increases Revenue, Net Income, and EPS on a Sequential Basis

SAN JOSE, Calif.—November 20, 2003—Brocade Communications Systems, Inc. (Brocade®) (Nasdaq: BRCD) reported today financial results for its fourth quarter (Q4 03) and fiscal year 2003 (FY 03) which ended October 25, 2003. Net revenue for Q4 03 was $137.8 million, an increase of three percent from $133.5 million reported in the third quarter of fiscal year 2003 (Q3 03). Net revenue reported in the fourth quarter of fiscal year 2002 (Q4 02) was $153.1 million. Net revenue for FY 03 was $525.3 million, as compared to net revenue of $562.4 million reported in fiscal year 2002 (FY 02).

Non-GAAP net income for Q4 03 was $4.6 million, or $0.02 per share, as compared to a non-GAAP net income of $2.0 million, or $0.01 per share, in Q3 03. Non-GAAP net income for Q4 03 excludes gains related to repurchases of convertible subordinated debt, a gain on the disposition of private strategic investments, a reduction of previously recorded restructuring costs, and deferred stock compensation expense related to the acquisition of Rhapsody Networks, Inc. For FY 03, non-GAAP net income was $5.6 million, or $0.02 per share. Non-GAAP net income for FY 03 excludes gains related to repurchases of convertible subordinated debt, net gains on the disposition of private strategic investments, restructuring costs, and deferred stock compensation and in-process research and development expenses related to the Rhapsody acquisition. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

Q4 03 Financial Highlights

•	Net revenue was $137.8 million, an improvement of three percent sequentially from Q3 03

•	Gross margin increased to 54.6 percent, an improvement from 54.1 percent in Q3 03

•	Non-GAAP operating income increased to 4.0%, an improvement from 1.5% in Q3 03

•	Non-GAAP earnings per share (EPS) increased to $0.02, an improvement from $0.01 in Q3 03

•	Cash flow from operations increased to $17.0 million, an improvement from $6.7 million in Q3 03, reflecting the 17th consecutive quarter of positive operating cash flow

•	Cash and investments in Q4 03 total $835.6 million

•	Day sales outstanding were 50 days, an improvement from 52 days in Q3 03

Reporting on a Generally Accepted Accounting Principles (GAAP) basis, net income for Q4 03 was $14.8 million, or $0.06 per share. This compares to GAAP net income for Q3 03 of $1.9 million, or $0.01 per share, and GAAP net income for Q4 02 of $15.7 million, or $0.07 per share. For FY 03, GAAP net loss was $136.2 million, or $(0.54) per share, as compared to GAAP net income of $59.7 million, or $0.25 per share, reported in FY 02. There was no difference between GAAP and non-GAAP net income in Q4 02 or FY 02.

Brocade Communications Systems, Inc.
1745 Technology Dr. San Jose, CA 95110
T 408.487.8000 F 408.487.8101
www.brocade.com

BROCADE REPORTS FOURTH QUARTER FISCAL 2003 FINANCIAL RESULTS	PAGE 2

During Q4 03, Brocade purchased on the open market $107.1 million face value of its two percent convertible subordinated notes. Brocade paid an average of $0.88 cents on each dollar of face value for an aggregate cash purchase price of $94.4 million, which resulted in a pre-tax gain of $11.1 million. These repurchases will reduce future quarterly interest expense and related amortization by approximately $0.7 million. As of October 25, 2003, the remaining convertible debt outstanding was $442.9 million.

“2003 has been a transformational year for Brocade and I’m pleased to report another solid quarter with continued improvement in revenue, gross margin, operating income and EPS,” said Greg Reyes, Brocade Chairman and CEO. “The actions we have taken over the last several quarters have significantly improved our business model and organizational structure, strengthened our management team, and refined our product strategy positioning us well for 2004.”

Brocade also announced today that it has purchased a building located at its San Jose, California, headquarters for $106.8 million in cash. The 194,000 square foot facility, which houses a portion of the Company’s engineering organization and development, test and interoperability laboratories, was previously leased. In the first quarter of fiscal year 2004, Brocade will record a non-recurring charge of approximately $75 to $85 million primarily related to lease termination, facilities consolidation and other associated costs. As a result of this transaction, Brocade expects to reduce its annual operating expenses by approximately $4 to $6 million.

Q4 03 Business Highlights

•	IBM qualified FICON support on the Brocade SilkWorm 12000 Director for IBM mainframe environments. Support for FICON extends connectivity options, enabling Brocade end-users to connect IBM mainframes to Brocade-based storage area network (SAN) environments, allowing them to consolidate and leverage training, SAN management, and equipment across both open systems and mainframe environments.

BROCADE REPORTS FOURTH QUARTER FISCAL 2003 FINANCIAL RESULTS	PAGE 3

•	Announced general availability of SilkWorm Fabric Application Platform (SilkWorm Fabric AP) to OEM and software developer partners. The SilkWorm Fabric AP is the industry’s first intelligent switching platform designed to host SAN fabric-based storage management applications—such as volume management, data migration, and data replication. Leading Brocade OEM partners including HP and EMC, and more than ten software developer partners, including VERITAS, have already selected the SilkWorm Fabric AP for developing next-generation, fabric-based storage management applications.

•	Announced a unique set of multiprotocol fabric routing services that extends the functionality, scalability, and versatility of today’s SANs. The fabric routing services will be delivered on the SilkWorm Fabric AP and will allow customers to logically consolidate and scale SANs, and seamlessly extend SAN functionality and benefits over multiple networks and across greater distances. The new multiprotocol fabric routing services include:

°	Fibre Channel-to-Fibre Channel routing to consolidate and scale separate SAN islands into Logical Private SANs which offer the highest levels of configuration flexibility and system availability with the lowest risk and complexity for the end-user.

°	iSCSI-to-Fibre Channel bridging for attaching low cost, Ethernet-connected hosts to the Fibre Channel SAN fabric via the iSCSI protocol.

°	Fibre Channel to FC-IP translation, in order to extend existing Fibre Channel SANs over distance via IP networks.

•	Expanded the strategic alliance with CNT in which Brocade will recommend the CNT Ultranet Edge Gateway as a solution for extending Brocade Fibre Channel SANs over distance. More than 300 mutual CNT and Brocade customers have already deployed this solution, which is designed for mission-critical, highest-performance applications that require metro and wide area network connection.

The non-GAAP, formerly pro forma, information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results exclude certain expenses and income to provide what we believe is a more complete understanding of our underlying operational results and trends. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding the gain related to repurchases of our convertible subordinated debt, net gains on the disposition of private strategic investments, certain expenses relating to our acquisition of Rhapsody, and the restructuring of business operations that we believe are not indicative of our core operating results. Further, these non-GAAP results are one of the

BROCADE REPORTS FOURTH QUARTER FISCAL 2003 FINANCIAL RESULTS	PAGE 4

primary indicators management uses for planning and forecasting of future periods. Brocade management refers to these non-GAAP financial measures in making decisions regarding operational performance and to facilitate internal comparisons to historical operating results and to competitors’ operating results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

Conference Call

Brocade will host a conference call on Thursday, November 20, 2003, at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time to discuss its fourth quarter and fiscal year 2003 results. The conference call will also be webcast live via the Internet at www.brocade.com/investors. A replay of the conference call will be available via webcast for twelve months at www.brocade.com/investors.

About Brocade Communications Systems, Inc.

Brocade (Nasdaq: BRCD) offers the industry’s leading intelligent platform for networking storage. The world’s leading systems, applications, and storage vendors have selected Brocade to provide a networking foundation for their SAN solutions. The Brocade SilkWorm® family of fabric switches and software is designed to optimize data availability and storage and server resources in the enterprise. Using Brocade solutions, companies can simplify the implementation of storage area networks, reduce the total cost of ownership of data storage environments, and improve network and application efficiency. For more information, visit the Brocade website at www.brocade.com or contact the company at info@brocade.com.

Cautionary Statement

This press release contains forward-looking statements, as defined under Federal Securities Laws. These forward-looking statements include statements regarding the company’s future revenue, operating expenses, earnings, profitability and business prospects, and statements regarding the company’s non-recurring charge and expected operating expense reduction as a result of the purchase of a building located at the company’s San Jose, California headquarters. These statements are just predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, quarterly fluctuations in our revenues and operating results; the effect of changes in IT spending levels; the effect of competition, including pricing pressure; our dependence on OEM partners; declines in the prices of our products; our ability to develop new and enhanced products that achieve widespread market acceptance; our ability to manage the transition between new and older products; risks associated with international political instability; our failure to manage expansion effectively; our failure to adequately anticipate future OEM and end-user product needs or to accurately forecast end-user demand; risks associated with increased international sales activity; our failure to manage distribution channels, inventory levels and relationships; the loss of our third-party contract manufacturers; our dependence on sole source and limited source suppliers for certain

BROCADE REPORTS FOURTH QUARTER FISCAL 2003 FINANCIAL RESULTS	PAGE 5

key components including ASICs, microprocessors, logic chips and programmable logic devices; the existence of undetected errors in our products; risks related to our acquisition of Rhapsody; and possible fluctuations in future expenses. These and other risks are set forth in more detail in the Company’s reports on Form 10-Q for the fiscal quarter ended July 26, 2003 and on Form 10-K for the fiscal year ended October 26, 2002. Brocade expressly assumes no obligation to update any such forward-looking statements.

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Brocade, the B weave logo and SilkWorm are registered trademarks of Brocade Communications Systems, Inc. or its subsidiaries in the United States or in other countries. All other brands, products, or service names are or may be trademarks or service marks of, and are used to identify, products or services of their respective owners. All products, plans, and dates are subject to change without notice.

BROCADE REPORTS FOURTH QUARTER FISCAL 2003 FINANCIAL RESULTS	PAGE 6

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS (*)
(in thousands, except per share data)
(unaudited)

	Three Months Ended

	October 25, 2003					October 26,
						2002
	GAAP	Adjustments			Non-GAAP	GAAP (**)

Net revenues	$137,757	$—			$137,757	$153,107
Cost of revenues	62,594	—			62,594	63,464

Gross margin	75,163	—			75,163	89,643
Operating expenses:
Research and development	39,506	—			39,506	36,682
Sales and marketing	24,630	—			24,630	35,408
General and administrative	5,507	—			5,507	4,697
Amortization of deferred stock compensation	155	(155)	(a	)	—	242
Restructuring costs	(163)	163	(b	)	—	—

Total operating expenses	69,635	8			69,643	77,029

Income from operations	5,528	(8)			5,520	12,614
Interest and other income, net	4,221	—			4,221	5,845
Interest expense	(3,210)	—			(3,210)	(3,370)
Gain on repurchases of convertible subordinated debt	11,118	(11,118)	(d	)	—	—
Gain on investments, net	3,121	(3,121)	(e	)	—	7,095

Income before provision for income taxes	20,778	(14,247)			6,531	22,184
Income tax provision	6,022	(4,128)	(f	)	1,894	6,435

Net income	$14,756	$(10,119)			$4,637	$15,749

Net income per share – basic	$0.06				$0.02	$0.07

Net income per share – diluted	$0.06				$0.02	$0.07

Shares used in per share calculation – basic	256,983				256,983	233,905

Shares used in per share calculation – diluted	260,369				260,369	237,830

BROCADE REPORTS FOURTH QUARTER FISCAL 2003 FINANCIAL RESULTS	PAGE 7

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS (*)
(in thousands, except per share data)
(unaudited)

	Year Ended

	October 25, 2003					October 26,
						2002
	GAAP	Adjustments			Non-GAAP	GAAP (**)

Net revenues	$525,277	$—			$525,277	$562,369
Cost of revenues	241,105	—			241,105	226,414

Gross margin	284,172	—			284,172	335,955
Operating expenses:
Research and development	145,082	—			145,082	132,205
Sales and marketing	114,879	—			114,879	118,130
General and administrative	21,312	—			21,312	18,836
Amortization of deferred stock compensation	649	(580)	(a	)	69	969
Restructuring costs	20,828	(20,828)	(b	)	—	—
In-process research and development	134,898	(134,898)	(c	)	—	—

Total operating expenses	437,648	(156,306)			281,342	270,140

Income (loss) from operations	(153,476)	156,306			2,830	65,815
Interest and other income, net	18,424	—			18,424	22,668
Interest expense	(13,339)	—			(13,339)	(11,427)
Gain on repurchases of convertible subordinated debt	11,118	(11,118)	(d	)	—	—
Gain on investments, net	3,638	(3,638)	(e	)	—	7,095

Income (loss) before provision for income taxes	(133,635)	141,550			7,915	84,151
Income tax provision	2,605	(310)	(f	)	2,295	24,405

Net income (loss)	$(136,240)	$141,860			$5,620	$59,746

Net income (loss) per share – basic	$(0.54)				$0.02	$0.26

Net income (loss) per share – diluted	$(0.54)				$0.02	$0.25

Shares used in per share calculation – basic	250,610				250,610	231,591

Shares used in per share calculation – diluted	250,610				253,818	242,962

(*)	The non-GAAP, formerly pro-forma, information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results exclude certain expenses and income to provide what we believe is a more complete understanding of our underlying operational results and trends. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding the gain related to repurchases of our convertible subordinated debt, net gains on the disposition of private strategic investments, certain expenses relating to our acquisition of Rhapsody, and the restructuring of business operations that we believe are not indicative of our core operating results. Further, these non-GAAP results are one of the primary indicators management uses

BROCADE REPORTS FOURTH QUARTER FISCAL 2003 FINANCIAL RESULTS	PAGE 8

for planning and forecasting of future periods. Brocade management refers to these non-GAAP financial measures in making decisions regarding operational performance and to facilitate internal comparisons to historical operating results and to competitors’ operating results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

(**)	For the three months and year ended October 26, 2002, there were no differences between GAAP and non-GAAP results.

(a)	Deferred stock compensation related to the acquisition of Rhapsody.

(b)	Severance and related benefits, asset impairment charges, and contract termination charges related to the restructuring of business operations.

(c)	In-process research and development costs related to the acquisition of Rhapsody.

(d)	Gain on repurchases of convertible subordinated debt.

(e)	Gain on the disposition of private strategic investments. The Company excluded from GAAP earnings in Q4 03 and FY 03 $3.1 million and $3.6 million, respectively, related to net gains on the disposition of non-marketable private strategic investments. The gain of $7.1 million in FY 02 represents a gain on the sale of marketable U.S. government and agency securities that the Company considers to be part of its ongoing investment operations and is included in GAAP earnings.

(f)	Income tax effects associated with non-GAAP adjustments.

BROCADE REPORTS FOURTH QUARTER FISCAL 2003 FINANCIAL RESULTS	PAGE 9

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	October 25,	October 26,
	2003	2002

Assets
Current assets:
Cash and cash equivalents	$360,012	$516,535
Short-term investments	57,971	50,988

Total cash, cash equivalents, and short-term investments	417,983	567,523
Marketable equity securities	—	226
Accounts receivable, net	74,935	97,707
Inventories, net	3,961	5,402
Deferred tax assets, net	29,569	28,418
Prepaid expenses and other current assets	14,593	16,429

Total current assets	541,041	715,705
Long-term investments	417,582	320,865
Property and equipment, net	124,274	143,625
Deferred tax assets, net	231,203	221,878
Convertible subordinated debt issuance costs	6,288	10,274
Other assets	3,558	9,316

Total assets	$1,323,946	$1,421,663

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$42,942	$57,538
Accrued employee compensation	30,546	23,930
Deferred revenue	19,892	22,430
Current liabilities associated with lease losses	7,759	8,204
Other accrued liabilities	64,963	49,364

Total current liabilities	166,102	161,466
Non-current liabilities associated with lease losses	16,518	22,602
Convertible subordinated debt	442,950	550,000
Stockholders’ equity:
Common stock	725,511	577,406
Deferred stock compensation	(872)	(69)
Accumulated other comprehensive income	5,797	6,078
Accumulated earnings (deficit)	(32,060)	104,180

Total stockholders’ equity	698,376	687,595

Total liabilities and stockholders’ equity	$1,323,946	$1,421,663

BROCADE REPORTS FOURTH QUARTER FISCAL 2003 FINANCIAL RESULTS	PAGE 10

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS (*)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	July 26, 2003

	GAAP	Adjustments			Non-GAAP

Net revenues	$133,458	$—			$133,458
Cost of revenues	61,226	—			61,226

Gross margin	72,232	—			72,232
Operating expenses:
Research and development	37,158	—			37,158
Sales and marketing	27,526	—			27,526
General and administrative	5,539	—			5,539
Restructuring costs	(15)	15	(a	)	—
Amortization of deferred stock compensation	213	(213)	(b	)	—

Total operating expenses	70,421	(198)			70,223

Income from operations	1,811	198			2,009
Interest and other income, net	4,290	—			4,290
Interest expense	(3,417)	—			(3,417)

Income before provision for income taxes	2,684	198			2,882
Income tax provision	773	63	(d	)	836

Net income	$1,911	$135			$2,046

Net income per share – basic	$0.01				$0.01

Net income per share – diluted	$0.01				$0.01

Shares used in per share calculation – basic	255,873				255,873

Shares used in per share calculation – diluted	259,444				259,444